                        CONTINGENT  PAYMENT  AGREEMENT

          THIS CONTINGENT PAYMENT AGREEMENT dated as of April 20, 1995 is by and among GEV CORPORATION, a Delaware corporation ( GEV ), PIONEER AMERICAS ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of GEV (the Purchaser ), and the persons and entities whose signatures appear on the signature pages hereof (the Sellers ).

                            PRELIMINARY STATEMENTS

          1. Pursuant to the terms of that certain Stock Purchase Agreement dated as of March 24, 1995 among GEV, the Purchaser and the Sellers (such Stock Purchase Agreement, as it may hereafter be amended or modified from time to time, the Purchase Agreement ), the Sellers have sold, assigned, transferred and conveyed all of their rights, title and interests in and to the capital stock and rights to acquire capital stock (the Stock ) of Pioneer Americas, Inc., a Delaware corporation ( Pioneer ), to GEV and the Purchaser.

          2. Pursuant to the terms of the Purchase Agreement, a portion of the purchase price payable by the Purchaser to the Sellers in connection with the sale of the Stock has been deferred and is to be paid by the Purchaser to the Sellers in accordance with the terms of this Agreement.

          3. Pursuant to the terms of the Purchase Agreement, amounts held by the Purchaser pursuant to this Agreement are to be available to satisfy certain obligations of the Sellers to GEV, the Purchaser and certain other Persons, upon the terms and subject to the conditions set forth herein and in the Purchase Agreement.

          4. This Agreement and the Purchase Agreement are inter-related and non-severable and, although separate documents, together form a group of agreements which document a single transaction, and the parties would not have executed the Stock Purchase Agreement if this Agreement were not executed and vice versa.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               Definitions, Etc.

     Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings:

           Additional Consideration  has the meaning specified in Section
2.01.

           Affiliate means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by or under direct or indirect common control with such Person, and any other Person in which such Person s direct or indirect equity interest is ten percent (10%) or more of the total outstanding equity interests of such Person.

           Agreement means this Contingent Payment Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

           Authorized Officer means, as to any Person, the President, any Vice President, the Secretary or any Treasurer of such Person.

           Basic Investments means Basic Investments, Inc., a Nevada corporation.

           Business Day means any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Houston, Texas.

           California Parcel means that certain tract of land located in Mojave, California, as more particularly described on Exhibit A attached hereto and incorporated herein for all purposes.

           Capital Expenditure means any expenditure for fixed or capital assets which, in accordance with GAAP, should be classified as a capital expenditure.

           Code means the Internal Revenue Code of 1986, and any successor statute of similar import, together with the regulations thereunder, as the same may be amended or supplemented and in effect from time to time.

           Consensual Lien means any Lien created by an express mortgage, pledge or other grant of a security interest or other Lien pursuant to an agreement or commitment made by the Person owning the property or assets that are the subject of such mortgage, pledge or grant. Without affecting the specificity of the foregoing, Consensual Liens shall not include (i) Liens arising by operation of Law, including Liens for taxes, assessments, governmental charges or levies, (ii) carriers warehousemen s, materialmen s and mechanic s Liens and other similar Liens arising in the ordinary course of business, (iii) easements, zoning restrictions or other restrictions on the use of real property, unless constituting an express easement, restriction, mortgage, pledge or grant created by such Person, and (iv) judgment Liens; provided, however, that upon any officer or director of GEV or any of its Subsidiaries receiving notice from any Governmental Authority of the taking of, or proposal to take, any action with respect to a material Lien referred to in subclause
(i) of this definition with respect to any of the Subject Parcels or any of the Subject Interests, or obtaining actual knowledge of the creation or incurrence of any material Lien described in subclause (iv) of this definition with respect to any of the Subject Parcels or any of the Subject Interests, such officer or director shall promptly, but in any event within five (5) Business Days thereafter, provide the Sellers Representative with written notice of such notice, creation or incurrence, in reasonable detail, and, upon receipt of such notice, the Sellers may take, or to the extent that funds are available in the Contingent Payment Account or are otherwise provided by the Sellers, may direct GEV and its Subsidiaries (to the extent that such Subsidiaries own any of the Subject Parcels or Subject Interests) to take, any and all actions which the Sellers reasonably deem reasonably necessary or appropriate to address such taking of action or to remove such Lien.

           Contingent Payment Account  has the meaning specified in
Section 2.02(a).

           Debtor Relief Laws means the Bankruptcy Code of the United States, and any successor statute of similar import, as the same may be amended or supplemented and in effect from time to time, and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, fraudulent transfer or conveyance, reorganization or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

         Default Rate means the rate announced by Texas Commerce Bank National Association from time to time as its prime lending rate, plus four percent (4%).

         Dispute  has the meaning specified in Section 6.08.

         Distributions means any and all rights, title and interests of GEV and its Subsidiaries in and to: (a) with respect to Basic Investments, any and all dividends, payments (including sinking fund payments) and distributions on shares of any class of its capital stock or any other equity interests (other than dividends, payments and distributions payable in capital stock or other equity interests, or rights to acquire capital stock or other equity interests); and (b) with respect to Victory Valley, any and all payments (including sinking fund payments) and distributions to any holders, as such, of any of its partnership interests or other equity interests (other than distributions payable in partnership interests or other equity interests, or rights to acquire partnership interests or other equity interests).

         Dollar  and the sign  $  mean lawful money of the United States.

         Environmental Laws means any and all Laws, including any judgment, permit, approval, decision or determination, pertaining to the environment now or hereafter in effect and applicable to the Subject Parcels or the Subject Interests, including the Comprehensive Environmental Response, Compensation
and Liability Act of 1980, 42 U.S.C.   9601 et seq., as amended by the
Superfund Amendment and Reauthorization Act
of 1986 and as further amended, the Federal Water Pollution Control Act, 33
U.S.C.   1251 et seq., as amended, the Solid Waste Disposal Act of 1976, 42
U.S.C.   6901 et seq., as amended, the Clean Air Act, 42 U.S.C.   7401 et
seq., as amended, the Toxic Substances Control Act, 15 U.S.C.   2601 et seq.,
as amended, the Hazardous Materials Transportation Act, 49 Ap. U.S.C.A.   1801
et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7
U.S.C.   136 et seq., as amended, and comparable state and local Laws, and other environmental conservation and protection Laws, as such Laws may be amended, supplemented or superseded and in effect from time to time.

         Expenses  means:

        (a) any and all expenses paid by GEV or any of its Subsidiaries with respect to the Transfer of any of the Subject Parcels or any of the Subject Interests, including real estate commissions, legal fees and title costs;

        (b) any and all income, sales, franchise, licensing, property and other taxes incurred and due or paid by GEV or any of its Subsidiaries with respect to any of the Subject Parcels, any of the Subject Interests, any Revenues or any Distributions and any and all taxes incurred and due or paid by GEV or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the creation of the Contingent Payment Account and the other arrangements established hereby or in connection with the performance by GEV or any of its Subsidiaries of any of its obligations hereunder, including the making of any payment or Transfer hereunder; provided, however, that the amount of any income tax liability of GEV or any of its Subsidiaries which is attributable to any of the Subject Parcels, any of the Subject Interests, any Revenues or any Distributions shall be determined (and said income tax liability, as so determined, shall be treated as incurred and due or paid for purposes of this paragraph (b) to the extent, but only to the extent, that such income tax liability will not in fact be payable by GEV or any of its Subsidiaries) without giving effect to any reduction thereof resulting from (i) any tax loss carry-forward in existence on the date of this Agreement which is unrelated to any of the Subject Parcels, any of the Subject Interests, any Revenues or any Distributions and which is available to GEV or any of its Subsidiaries or (ii) any net operating loss occurring after the date of this Agreement which is unrelated to any of the Subject Parcels, any of the Subject Interests, any Revenues or any Distributions to the extent that giving effect to such reduction would reduce any tax loss carry-forward which would otherwise be available to GEV or any of its Subsidiaries in any subsequent tax year (any such reduction in net operating losses or tax loss carry-forwards to be offset by any item described in clause (ii) of the last proviso of this definition in a manner that avoids duplication of the benefit of such item);

        (c) any and all costs for Capital Expenditures (if any), insurance premiums, labor, supplies, utilities and other services, infrastructure, amenities, improvements and enhancements (if any, and whether on-site, off-site or regional) not reimbursed by the purchaser of any of the Subject Parcels or otherwise, including costs in connection with installing utilities, roadways and landscaping, which costs are allocable to any of the Subject Parcels in accordance with GAAP, paid by GEV or any of its Subsidiaries with respect to any of the Subject Parcels for the period commencing on the date hereof and ending, with respect to each Subject Parcel, on the date of the Transfer of such Subject Parcel;

        (d) any and all direct costs and expenses attributable (i) to any of the Subject Parcels or any of the Subject Interests or (ii) to the performance by GEV or any of its Subsidiaries of this Agreement, including brokers fees and other costs and expenses incurred by GEV or any of its Subsidiaries in connection with compliance with the provisions of Section 2.02(c);

        (e) in reimbursement of general overhead costs allocable to the administration of this Agreement, an annual amount, which amount shall be $50,000 for the annual period beginning on the date hereof and, for subsequent annual periods, shall be an amount (which may be greater or less than the prior annual amount) to be negotiated in good faith by the Purchaser and the Sellers Representative and to be determined with reference to the actual work required (including any additional work required in connection with any Transfers or proposed Transfers) and costs incurred in the prior annual period, such annual amount to be payable on April 1 of each year;

        (f) the reasonable fees and expenses of attorneys, consultants, appraisers and other consultants or experts incurred by GEV or any of its Subsidiaries as a result of its execution and delivery of this Agreement or in connection with the performance of its obligations hereunder (but not any fees, costs and expenses incurred by GEV or any of its Subsidiaries for services rendered prior to the date of this Agreement), including fees and expenses incurred by GEV or any of its Subsidiaries in connection with or as a result of any action or proceeding brought, or any claim made, by any Governmental Authority or other Person other than the Sellers (including Basic, Victory Valley or Persons having interests in either thereof) relating to any of the Subject Parcels or any of the Subject Interests, unless the incurrence by GEV or any of its Subsidiaries resulted from actions taken by GEV or any of its Subsidiaries constituting a material breach by GEV or any of its Subsidiaries of its obligations under this Agreement or constituting gross negligence or wilful misconduct on the part of GEV or any of its Subsidiaries; provided, however, that (without affecting the provisions of Section 6.02) the foregoing shall not include any fees and expenses incurred by GEV or any of its Subsidiaries in connection with any claims made by GEV or any of its Subsidiaries against any of the Sellers or any claims made by any of the Sellers against GEV or any of its Subsidiaries;


        (g) any and all other reasonable costs, fees and expenses otherwise paid by GEV or any of its Subsidiaries in connection with the ownership, maintenance (to the extent required hereunder) or Transfer of any of the Subject Parcels or any of the

Subject Interests for the period commencing on the date hereof and ending, with respect to each Subject Parcel and each Subject Interest, on the date of the Transfer of such Subject Parcel or Subject Interest, or in connection with the performance by GEV or any of its Subsidiaries of its obligations hereunder; and

        (h) any and all amounts due and payable (i) to any GEV Purchase Agreement Indemnified Person pursuant to Article VIII or Article IX of the Purchase Agreement, or (ii) to any GEV Indemnified Person pursuant to
    Section 4.05 of this Agreement, in each case to the extent then payable from the Contingent Payment Account pursuant to either such Article or such Section;

provided, however, that, (i) except to the extent reflected in the fee provided for in paragraph (e) above, the term Expenses shall not include any allocation of any expense of GEV or any of its Subsidiaries for general overhead or non-operating items such as financial, personnel and legal and other general administrative services; (ii) the aggregate Expenses incurred by GEV and its Subsidiaries hereunder shall be reduced for all purposes thereof by an amount equal to the aggregate amount of any reduction in the cash tax liability of GEV or any of its Subsidiaries from the payment of any Expenses and/or (A) the payment to the Sellers pursuant to the terms of this Agreement of any interest or (B) any other amount deemed interest under the Code; and
(iii) for purposes of determining Expenses hereunder, to the extent that GEV or any of its Subsidiaries incurs costs, expenses or other amounts of a kind described in any of paragraphs (a), (b), (c), (d), (f) and (g) above, such as the cost of blanket insurance policies, that relate both to the Subject Parcels or the Subject Interests and to other assets or properties of GEV or any of its Subsidiaries, such costs, expenses and other amounts shall be allocated to the Subject Parcels or the Subject Interests and to such other assets or properties on a reasonable and equitable basis and, to the extent applicable, in accordance with GAAP. For purposes of clause (ii) above, items described in clause (ii) above which do not result in an offset described in the parenthetical at the end of paragraph (b) of this definition and which increase a net operating loss carry-forward of GEV or any of its Subsidiaries (an NOL Increase ) shall be treated as reducing the cash tax liability of GEV and its Subsidiaries to the extent that such cash tax liability would have been greater but for the existence of such NOL Increase.

         GAAP means generally accepted United States accounting principles, applied on a consistent basis (except for changes in which the independent auditors of the Person in question concur), which are applicable in the circumstances as of the date in question.

         GEV has the meaning specified in the introductory paragraph of this Agreement.

         GEV Indemnified Persons  has the meaning specified in Section 4.05.

         GEV Purchase Agreement Indemnified Person means GEV and each other Person indemnified pursuant to Section 8.1(a) or 9.1(a) of the Purchase Agreement.

         Governmental Approval has the meaning specified in the Purchase Agreement.

         Governmental Authority means any nation or government, any federal, state, province, county, city, town, municipality, local or other political subdivision thereof or thereto and any court, tribunal, department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the applicable subject matter.

         Hazardous Materials  has the meaning specified in the Purchase
Agreement.

         Highest Lawful Rate means, with respect to any indebtedness, liability or obligation, including the Obligations, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by the Person to whom such indebtedness, liability or obligation is owed under Law applicable to such Person.

         Indemnified Person  has the meaning specified in Section 4.07.

         Indemnifying Person  has the meaning specified in Section 4.07.

         Interim Expense Statement has the meaning specified in Section 2.02(b)(ii).

         Laws means any and all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions and decrees of any Governmental Authority, and any judicial, arbitral or administrative interpretations thereof.

         Liens means any and all mortgages, liens, charges, pledges, hypothecations, assignments, deposit arrangements, encumbrances, security interests or preferences, priorities or other security agreements of any kind or nature whatsoever (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of Law or otherwise) upon, or pledge of, any property or assets, including any and all conditional sales or other title retention agreements and any and all financing leases having substantially the same effect as any of the foregoing.

         Losses  has the meaning specified in Section 4.05.

         Louisiana Parcel means that certain tract of land located in St. Gabriel, Louisiana, as more particularly described on Exhibit B attached hereto and incorporated herein for all purposes.

         Majority Interest means a majority of the Ownership Interests of the Sellers.

         Material Adverse Effect means, as to any asset or property, a material adverse effect on the value or condition of such asset or property.

         Monthly Expense Statement has the meaning specified in Section 2.02(b)(i).

         Nevada Parcels means those certain tracts of land located in Henderson, Nevada, as more particularly described on Exhibit C attached hereto and incorporated herein for all purposes.

         Non-Cash Revenues means Revenues other than cash, promissory notes and other evidences of indebtedness.

         Obligations means any and all obligations, covenants, indebtedness and liabilities of GEV or the Purchaser to any of the Sellers now existing or hereafter arising under this Agreement and all interest, if any, accruing thereon (including any interest that accrues after the commencement of any proceeding by or against GEV or the Purchaser under any Debtor Relief Law) and all reasonable attorneys fees and other expenses incurred in the collection or enforcement thereof.

         Ownership Interests means the respective rights, title and interests of the Sellers in and to the Obligations, being in the percentages provided on Schedule 2 attached hereto and incorporated herein for all purposes.

         Person means any individual, partnership, firm, corporation, limited liability company, joint stock company, unincorporated association, joint venture, trust or other entity or enterprise, or any Governmental Authority.

         Pioneer has the meaning specified in the recitals of this Agreement.

         Permitted Investments  means any of the following investments:
(a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding thirty (30) days from the date of acquisition; (b) time deposits and certificates of deposit of any commercial bank having capital and surplus in excess of $500,000,000, provided that the long term senior unsecured debt of such bank is rated at least A+ or the equivalent thereof by Standard & Poor s Corporation or at least A1 or the equivalent thereof by Moody s Investors Service, having a maturity not exceeding thirty (30) days from the date of acquisition; and (c) commercial paper issued by the parent corporation of any commercial bank or by any domestic corporation, provided that such commercial paper is rated at least
A 1 or the equivalent thereof by Standard & Poor s Corporation or at least P-1 or the equivalent thereof by Moody s Investors Service, having a maturity not exceeding thirty (30) days from the date of acquisition.

         Proceeds means any and all assets and properties, real or personal, into which any of the Subject Parcels or any of the Subject Interests, or the proceeds thereof, have been converted, and the proceeds, in whatever form, including cash, promissory notes and other evidences of indebtedness, of any Transfer of any of the Subject Parcels or any of the Subject Interests or any proceeds thereof.

         Purchase Agreement has the meaning specified in the recitals of this Agreement.

         Purchaser has the meaning specified in the introductory paragraph of the Agreement.

         Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

         Revenues  means:

        (a) any and all Proceeds paid to GEV or any of its Subsidiaries from the purchaser of any of the Subject Parcels or any of the Subject Interests (including any purchaser pursuant to an agreement that was entered into prior to the date hereof); provided, however, that in the event that any such Proceeds consist of a promissory note or other evidence of indebtedness, each payment due or to become due under such promissory note or other evidence of indebtedness shall not constitute Revenues until such payment is received by GEV or any of its Subsidiaries;

        (b) any and all insurance proceeds paid to GEV or any of its Subsidiaries in respect of a casualty or other insured loss to or affecting any of the Subject Parcels or any of the assets or properties of any of the Subject Interests;

        (c) any and all Proceeds paid to GEV or any of its Subsidiaries in respect of any taking of any of the Subject Parcels or any of the assets or properties of any of the Subject Interests, or of any rights appurtenant thereto, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any Law or arising out of any damage or diminution in value to the Subject Parcels or any of the assets or properties of any of the Subject Interests in connection therewith;

        (d)  any and all Distributions paid to GEV or any of its Subsidiaries;

        (e) interest on any sums paid or payable by GEV or any of its Subsidiaries hereunder that are not paid when due at a rate per annum equal to the lesser of the Highest Lawful Rate and the Default Rate; and

        (f) any and all other cash, property (tangible or intangible) or other amounts or consideration of any type otherwise paid to GEV or any of its Subsidiaries with respect to the ownership, operation or Transfer of any of the Subject Parcels or any of the Subject Interests, other than payments made to GEV or any of its Subsidiaries (i) which are entitled to be made out of the Contingent Payment Account, or other payments made to GEV or any of its Subsidiaries, in each case pursuant to Article VIII or
    Article IX of the Purchase Agreement, or (ii) which are entitled to be made out of the Contingent Payment Account pursuant to this Agreement, or other payments made to GEV or any of its Subsidiaries pursuant to Section
    4.05 and 4.07;

provided, however, that for purposes of determining Revenues hereunder, to the extent that GEV or any of its Subsidiaries receives Proceeds, proceeds, cash, property or other amounts of a kind described in any of paragraphs (a), (b),
(c) and (f) above that relate both to the Subject Parcels or the Subject Interests and to other assets or properties of GEV or any of its Subsidiaries, such Proceeds, proceeds, cash, property and other amounts shall be allocated to the Subject Parcels or the Subject Interests and to such other assets or properties on a reasonable and equitable basis and, to the extent applicable, in accordance with GAAP. Any Revenues that consist of assets or property other than cash shall be held by the Purchaser and shall be subject to the provisions of this Agreement.

         Seller Indemnified Persons  has the meaning specified in Section
4.06.

         Sellers has the meaning specified in the introductory paragraph of this Agreement.

         Sellers Representative means initially L. M. Vaughan, Jr. and thereafter any other Person as shall be specified in a writing or writings executed by Sellers holding a Majority Interest and delivered to the Purchaser; provided, however, that in the event that there shall not be a Sellers Representative hereunder, Sellers representing a majority of the Ownership Interests shall be entitled to act for the Sellers hereunder as the Sellers Representative until Sellers representing a majority of the Ownership Interests notify GEV and the Purchaser of the election of a replacement Sellers Representative.

         Stock  has the meaning specified in the recitals of this Agreement.

         Subject Interests means any and all of the rights, title and interests of GEV and its Subsidiaries in and to any capital stock, partnership interest or other equity interest in Basic Investments and/or Victory Valley.

         Subject Parcels means the California Parcel, the Louisiana Parcel and the Nevada Parcels, collectively.

         Subsidiary means, with respect to any Person, each other Person of which or in which such Person and its other Subsidiaries own, hold or control, directly or indirectly, securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors of such other Person, or other Persons performing similar functions for such other Person, or, if there are no such directors or Persons, having a majority of the general voting power with respect to the activities of such other Person.

         Transfer means, with respect to any property or assets, any sale, Lien, pledge, assignment or other disposition of such property or asset, and such term, when used as a verb, shall have correlative meanings.

         Transfer Direction  has the meaning specified in Section 4.03.

         Transfer Opinion means, with respect to any Transfer, an opinion of independent counsel, selected by the Sellers Representative and reasonably acceptable to the Purchaser, addressed to GEV and the Purchaser, to the effect that: (a) such Transfer will not violate any Laws of a kind that would typically be applicable to like Transfers, including, if so applicable, securities Laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any similar or successor Law), or any Governmental Approval applicable to the asset or property being Transferred; and (b) such Transfer will not violate in any material respect the provisions of the governing documents of any Person, or any agreement, in each case as identified by the Purchaser and relating to the asset or property being Transferred. In rendering such opinion, such counsel may rely, as to factual matters, upon certifications of officers of GEV, the Purchaser and the Sellers Representative and, with respect to matters governed by the laws of jurisdictions other than the jurisdiction in which such counsel is qualified to provide such opinion, upon opinions of counsel so qualified in such other jurisdictions.

         Victory Valley means Victory Valley Land Company, L.P., a Delaware limited partnership.

         Zeneca Purchase Agreement means that certain Purchase Agreement dated as of August 29, 1988 between ICI Delaware Holdings, Inc., a Delaware corporation ( ICI ), and Pioneer Chlor Alkali Holdings, Inc., a Texas corporation ( PCAH ), as amended by that certain First Amendment to the Purchase Agreement dated as of October 25, 1988 among ICI, PCAH and Pioneer.

        Section 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word from means from and including and the words to and until  each means  to but excluding.

        Section 1.03.  References, Etc.  The words  hereof,   herein  and
 hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this

Agreement in the singular shall have the same meanings in the plural and vice versa. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto which are made a part hereof. In this Agreement, unless a clear contrary intention appears, the word including (and with correlative meaning include ) means including, without limiting the generality of any description preceding such term. No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.


                                  ARTICLE II

                           Additional Consideration

        Section 2.01. The Additional Consideration. As part of the consideration for the sale of the Stock, the Purchaser shall pay the Sellers the amounts and other consideration set forth in this Agreement (the
 Additional Consideration ).

        Section 2.02. Payment of Additional Consideration. The Purchaser shall pay the Additional Consideration to the Sellers in accordance with the following provisions:

        (a) Within five Business Days after the receipt by GEV or any of its Subsidiaries of any Revenues, the Purchaser shall deposit, or shall cause to be deposited, an amount equal to such Revenues (net of any Expenses theretofore paid out of such Revenues) into a segregated account of the Purchaser (the Contingent Payment Account ), as described in
    Section 2.02(c).

        (b) Amounts held in the Contingent Payment Account shall be disbursed by the Purchaser as follows:

             (i) The Purchaser shall disburse to its own account, or to such Person or Persons as the Purchaser shall specify in the Monthly Expense Statement hereinafter referred to, on the last Business Day of each month, all Expenses not theretofore paid (including any and all Expenses incurred at any time prior to such month that were not paid as a result of the insufficiency of funds in the Contingent Payment Account). Such Expenses shall be specified in a statement prepared by the Purchaser and certified by an Authorized Officer of the Purchaser for each month during which Expenses are incurred and for each month in respect of which prior Expenses, as referred to in the parenthetical clause of this paragraph, are to be paid out of the Contingent Payment Account (a Monthly Expense Statement ).

             (ii) The Purchaser may also disburse to its own account, or to such other Person or Persons as the Purchaser shall specify in an Interim Expense Statement hereinafter referred to, at any time, any Expense paid, or payable within five (5) Business Days, by GEV or any of its Subsidiaries in an amount exceeding $100,000, to the extent not theretofore paid (including any and all Expenses incurred at any time prior to such month that were not paid as a result of the insufficiency of funds in the Contingent Payment Account). Such Expenses shall be specified in a statement prepared by the Purchaser and certified by an Authorized Officer of the Purchaser for each Expense paid pursuant to this paragraph (ii) (an Interim Expense Statement ).

             (iii) The Purchaser shall disburse, (A) to the Sellers in accordance with their respective Ownership Interests, the amounts payable from the Contingent Payment Account pursuant to Article VIII or Article IX of the Purchase Agreement, at the times required by such Section, (B) to the Sellers in accordance with their respective Ownership Interests, in reimbursement of any reasonable costs and expenses incurred by any Seller or the Sellers Representative in connection with investigating, preparing for or defending any pending or threatened action, claim or proceeding pursuant to Section 4.07, as and when such costs and expenses are incurred, irrespective of any Loss Estimate (as defined in the Purchase Agreement) outstanding at such time and irrespective of the Maximum Production Site Indemnity (as defined in the Purchase Agreement); (C) to the Sellers in the proportions specified by the Sellers Representative, amounts payable to the Sellers pursuant to Section 3.13; and (D) to the Sellers Representative, to the extent that funds are available in the Contingent Payment Account, the fees of the Sellers Representative and costs and expenses incurred by the Sellers Representative in connection with the administration of this Agreement and the Purchase Agreement, as and when incurred or due, irrespective of any Loss Estimate outstanding at such time and irrespective of the Maximum Production Site Indemnity; provided, however, that, without the prior written consent of the Purchaser, the fees, costs and expenses payable to the Sellers Representative pursuant to this clause (D) shall not exceed an aggregate of Twenty Thousand Dollars ($20,000) during each year after the date hereof, cumulated to the extent not fully used in any year.

             (iv) In the event that the Sellers or the Sellers Representative dispute any matter contained in any Monthly Expense Statement or any Interim Expense Statement, the Sellers or the Sellers Representative shall, within thirty (30) days of the receipt of such Monthly Expense Statement or Interim Expense Statement, notify the Purchaser in writing of such dispute and, if the parties cannot resolve such dispute within thirty (30) days of the receipt by the Purchaser of such notice, the Sellers shall be entitled to submit such matter to binding arbitration in accordance with the provisions of Section 6.08.

        (c) Amounts held in the Contingent Payment Account shall be invested by the Purchaser in Permitted Investments, and the Purchaser will use reasonable commercial efforts to cause such amounts to be so invested.
    If the Purchaser believes that compliance with this Section 2.02(c) would be impracticable or could otherwise not be effected at any time or for any reason, the Purchaser will promptly advise the Sellers
    Representative thereof in writing and shall, in any such event, follow the directions of the Sellers Representative with respect to such matter and, in the absence of such directions, shall invest amounts in the Contingent Payment Account in investments described in clause (a) of the definition of the term Permitted Investments herein, to the extent that
    such investments are available.   The Purchaser shall not commingle
    amounts in the Contingent Payment Account with any other funds or assets of the Purchaser, and amounts held in the Contingent Payment Account shall be used only for the purposes and in the manner provided herein. The Purchaser shall not have any liability for any loss from Permitted Investments made, or other actions taken or not taken, in accordance with this Section 2.02(c) other than for actions taken or not taken which constitute a material breach of this Agreement or gross negligence or wilful misconduct on the part of GEV or any of its Subsidiaries.

        (d) If the Purchaser shall fail to make any payment to the Sellers required hereunder and such default shall have continued for five days, the Purchaser shall pay interest on the balance of such defaulted payment from day to day outstanding at a varying rate per annum equal to the lesser of (i) the Default Rate and (ii) the Highest Lawful Rate.

        (e) On or before June 30 of each year, an Authorized Officer of the Purchaser shall submit a written report to the Sellers Representative indicating the actual taxes, tax reductions and net operating losses incurred and/or realized by GEV and its Subsidiaries (utilizing the assumptions contained in the definition of Expenses herein) in connection with the payment of Expenses made during the prior calendar year. From time to time during regular business hours upon reasonable prior notice, GEV shall permit, and shall cause each of its Subsidiaries to permit, agents or representatives of the Sellers Representative to examine, audit and make copies of and abstracts from its records and books of account insofar as they relate to such taxes, tax reductions and net operating losses and discuss matters relating thereto with its independent public accountants, officers and directors, all at the expense of the Sellers; provided, however, that the Sellers shall not be obligated to reimburse GEV or any of its Subsidiaries for any cost or expense, including any salary or other wages, arising out of or connected with discussions between the Sellers Representative or any agent or representative thereof and any officers, directors or employees of GEV or any of its Subsidiaries and, provided further, that in the event that such audit provides that any adjustment in favor of the Sellers to such amounts is required in an amount in excess of $5,000, the Sellers shall be entitled to be reimbursed by GEV for any and all reasonable costs and expenses incurred in connection with the conduct of such audit and GEV shall pay such amount to the

Sellers within five (5) Business Days of the submission of the results of such audit to GEV or, if such adjustment or any matter related thereto shall be submitted to arbitration pursuant to Section 6.08, within five (5) Business Days after the determination of the arbitrator or arbitrators.


                                  ARTICLE III

                                   Covenants

        So long as any Obligation shall remain unpaid, unperformed or outstanding:

        Section 3.01. Information. The Purchaser shall furnish to the Sellers Representative all of the following:

        (a) not later than January 31 and July 31 of each year commencing with July 31, 1995, a report prepared and certified by an Authorized Officer of the Purchaser, prepared as of the last day of the immediately preceding six (6) calendar month period, which report shall set forth:
    (i) any and all Revenues received by GEV or any of its Subsidiaries during such six (6) month period, specifying in reasonable detail the amount and source of each item of Revenue, and the aggregate amount of any and all Revenues received by GEV or any of its Subsidiaries during the period from the date hereof to and including the last day of such six
    (6) month period; and (ii) any and all Expenses incurred by GEV or any of its Subsidiaries during such six (6) month period, specifying in reasonable detail the amount and payee, if any, of each item of Expense, and the aggregate amount of any and all Expenses incurred by GEV or any of its Subsidiaries during the period from the date hereof to and including the last day of such six (6) month period; and which report shall be accompanied by copies of all Monthly Expense Statements and Interim Expense Statements prepared during such six (6) month period;

        (b) promptly upon receipt thereof by any officer or director of GEV or any of its Subsidiaries, notice of any written offer or letter of intent received from a prospective purchaser of all or any portion of any of the Subject Parcels or any of the Subject Interests, which notice shall include a copy of such offer or letter of intent and such information as GEV or any of its Subsidiaries may have with respect to such prospective purchaser and its interest in any of the Subject Parcels or any of the Subject Interests;

        (c) promptly upon any officer or director of GEV or any of its Subsidiaries obtaining actual knowledge thereof, notice of (i) any violation of, noncompliance with or remedial obligations under any Governmental Approval or Environmental Law involving or directly affecting any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests, (ii) any Release or
threatened Release involving or directly affecting in any material respect any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests and (iii) the amendment or revocation of any Governmental Approval with respect to any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests that, in any such case referred to in this paragraph (c), could reasonably be expected to have a Material Adverse Effect on any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests;

        (d) promptly upon receipt thereof by any officer or director of GEV or any of its Subsidiaries, and in any event within ten (10) days after such receipt, a copy of (i) any notice or claim involving or directly affecting any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests to the effect that GEV, any of its Subsidiaries, any of the Subject Interests or any other Person is or may be liable to any Person as a result of the Release by GEV, any of its Subsidiaries or any other Person of any Hazardous Material into the environment and (ii) any notice involving or directly affecting any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests alleging any violation of any Governmental Approval or Environmental Law by GEV, any of its Subsidiaries, any of the Subject Interests or any other Person, which, in any case referred to in this paragraph (d), could reasonably be expected to have a Material Adverse Effect on any of the Subject Parcels or any of the Subject Interests;

        (e) promptly upon any officer or director of GEV or any of its Subsidiaries obtaining actual knowledge thereof, and in any event within ten (10) days thereafter, written notice of the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration involving or directly affecting any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests by any Governmental Authority or other Person against or affecting GEV, any of its Subsidiaries or any of the Subject Interests, or any other matter involving or directly affecting any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests (other than matters of general applicability, such as economic, regulatory, tax or other matters of general applicability, or matters generally affecting real estate or real estate markets), that could reasonably be expected to have a Material Adverse Effect on any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests and that has not previously been disclosed in writing to the Sellers Representative pursuant to this Agreement, and, upon request of the Sellers Representative, such information with respect to any material developments in any such action, suit, proceeding, governmental investigation or arbitration as the Sellers Representative may reasonably request from time to time; and

        (f) promptly after the sending or filing thereof, copies of all proxy statements which GEV sends to any holders of any of its securities, and copies of all regular and periodic reports and all registration statements which GEV files with the Securities and Exchange Commission or any national securities exchange;

        (g) in the event that the Sellers have requested that GEV or any of its Subsidiaries take any action with respect to any of the Subject Parcels pursuant to the provisions of Section 3.07, not later than March 31 of each year, a report prepared by the broker, agent or intermediary engaged pursuant to such Section (to the extent that the provision of such a report has been arranged by the Sellers or the Sellers Representative with such broker, agent or intermediary, with the assistance of GEV and its Subsidiaries to the extent reasonably necessary if such assistance is reasonably requested by the Sellers or the Sellers Representative), prepared as of December 31 of the prior year, covering all of such Subject Parcels, which report shall set forth the status of the marketing of each such Subject Parcel and such information as GEV or any of its Subsidiaries may have as the Sellers or the Sellers Representative may reasonably request; provided, however, that neither GEV nor any of its Subsidiaries shall be responsible for the contents of any such report; and

        (h) promptly, such other information in the possession of GEV or any of its Subsidiaries as the Sellers Representative may from time to time reasonably request respecting the Subject Parcels, the Subject Interests or the assets and properties of any of the Subject Interests.

        Each of the Sellers agrees that all documents and other information provided by GEV or any of its Subsidiaries to any Seller or to the Sellers Representative pursuant to this Agreement will be kept confidential by such Seller and its associates, Affiliates, agents, employees, consultants and advisors and will be used only for the purposes contemplated by this Agreement; provided, however, that such Seller or its associates, Affiliates, agents, employees, consultants and advisors may disclose any such information
(i) to the extent compelled to do so by judicial or administrative process, or, in the opinion of its counsel, by other requirements of Law or (ii) to the extent that such information can be shown to have been (A) previously available to the Person to which it was furnished on a non-confidential basis prior to its disclosure, (B) in the public domain or (C) available on a non-confidential basis from a Person not bound by any confidentiality agreement. Notwithstanding the foregoing, if a Seller or the Sellers Representative has been requested or is required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such information, the Person so required will promptly notify the Purchaser so that the Purchaser may seek an appropriate protective order.
Each Seller agrees that it will cooperate fully with the Purchaser in seeking any such protective order.

        Section 3.02. Taxes; Claims. The Purchaser shall use reasonable commercial efforts to pay and discharge, and shall cause each of its Subsidiaries (to the extent that any such Subsidiary owns any of the Subject Parcels or Subject Interests) to use reasonable commercial efforts to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Subject Parcels or the Subject Interests and all lawful claims which, if unpaid, might become a Lien upon any of the Subject Parcels or the Subject Interests, other than any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and with respect to which adequate reserves are set aside on its books in accordance with GAAP.

        Section 3.03. Compliance with Laws. The Purchaser shall use reasonable commercial efforts to comply, and shall cause each of its Subsidiaries (to the extent that any such Subsidiary owns any of the Subject Parcels or Subject Interests) to use reasonable commercial efforts to comply, with all applicable Laws (including Environmental Laws) and Governmental Approvals applicable to any of the Subject Parcels or any of the Subject Interests, non-compliance with which could be reasonably be expected to have a Material Adverse Effect on any of the Subject Parcels, any of the Subject Interests or any of the assets or properties of any of the Subject Interests; provided, however, that notwithstanding anything contained in this sentence to the contrary, neither GEV nor any of its Subsidiaries shall be required to take any action (except to the extent required by any Law or Governmental Approval or by order of any Governmental Authority) that would violate any covenant or obligation on the part of GEV or any of its Subsidiaries (whether as a party, by assumption or otherwise) under the Zeneca Purchase Agreement. The Purchaser shall use reasonable commercial efforts to obtain and maintain, and shall cause each of its Subsidiaries (to the extent that any such Subsidiary owns any of the Subject Parcels or Subject Interests) to use reasonable commercial efforts to obtain and maintain, as and when required by applicable Law, all Governmental Approvals necessary for its ownership of the Subject Interest or its ownership and use, if any, of the Subject Parcels.
The provisions of this Section 3.03 shall not affect the obligations of the Sellers pursuant to Article IX of the Stock Purchase Agreement with respect to environmental matters first arising prior to the date hereof.

        Section 3.04. Insurance. To the extent funds are available in the Contingent Payment Account or are otherwise provided to the Purchaser or any of its Subsidiaries by the Sellers for such purpose, the Purchaser shall use reasonable commercial efforts to maintain, and shall cause each of its Subsidiaries (to the extent that any such Subsidiary owns any of the Subject Parcels or Subject Interests) to use reasonable commercial efforts to maintain, insurance with financially sound, responsible and reputable insurance companies or associations (as specified by the Sellers Representative) with respect to the Subject Parcels against such risks and in such amounts as (and with co-insurance and deductibles), and otherwise comparable in all material respects to, the insurance maintained on such Subject Parcels immediately prior to the execution of this Agreement. In the event that such funds are not so available or provided, the Purchaser shall use reasonable commercial efforts to maintain, and cause each of its Subsidiaries (to the extent that any such Subsidiary owns any of the Subject Parcels or Subject Interests) to use reasonable commercial efforts to maintain, such insurance with respect to the Subject Parcels that the Purchaser reasonably believes to be adequate.

        Section 3.05.   Corporate Existence; Etc.  Except as provided in
Section 3.10, each of GEV and the Purchaser shall, and shall cause each of its Subsidiaries (to the extent that any such Subsidiary owns any of the Subject Parcels) to, preserve and maintain its corporate existence, and the Purchaser shall, and shall cause each of such Subsidiaries to, qualify and remain qualified as a foreign Person in each jurisdiction in which any of the Subject Parcels is located for so long as the Purchaser or such Subsidiary is the owner of such Subject Parcel.

        Section 3.06. Inspections; Etc. From time to time during regular business hours upon reasonable prior notice, each of GEV and the Purchaser shall permit, and shall cause each of its Subsidiaries to permit, agents or representatives of the Sellers Representative to: (a) examine, audit and make copies of and abstracts from its records and books of account insofar as they relate to the Subject Parcels, the Subject Interests, Revenues or Expenses or any Monthly Expense Statement or Interim Expense Statement; (b) visit the Subject Parcels; and (c) discuss matters relating to the Subject Parcels, the Subject Interests, Revenues or Expenses with its independent public accountants, officers and directors, all at the expense of the Sellers; provided, however, that (i) the Sellers shall not be obligated to reimburse GEV or the Purchaser or any of their respective Subsidiaries for any cost or expense, including any salary or other wages, incurred in connection with discussions between the Sellers Representative and any officers, directors or employees of GEV or the Purchaser or any of their respective Subsidiaries, and
(ii) no such cost or expense shall be deemed an Expense hereunder.

        Section 3.07. Marketing of Subject Parcels and Subject Interests. Upon the direction of the Sellers Representative, and to the extent that funds are available in the Contingent Payment Account or are otherwise provided to the Purchaser or any of its Subsidiaries by the Sellers for such purpose, the Purchaser shall use reasonable commercial efforts to, and shall cause each of its Subsidiaries (to the extent that any such Subsidiary owns any of the Subject Parcels or Subject Interests) to use reasonable commercial efforts to, follow the directions of, and cooperate with, the Sellers Representative, or any broker, agent or other intermediary designated by the Sellers Representative, with respect to the marketing for Transfer of all or any portion of the Subject Parcels or the Subject Interests; provided, however, that neither the Purchaser nor any such Subsidiary shall be required to take any action that it reasonably and in good faith believes may involve a violation of Law or of the rights of any third party. The obligations of the Purchaser under this Section 3.07 shall be subject to the provisions of
Article IV.

        Section 3.08. Records and Books of Account. In order to enable GEV and its Subsidiaries to calculate the amounts required under Section 2.02(e), GEV shall keep, and shall cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP (subject to year-end adjustments), reflecting all financial transactions of such Person. GEV shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Purchaser shall maintain separate records and books of account on a cash basis and record therein any and all Revenues and Expenses and any and all debits and credits to the Contingent Payment Account.

        Section 3.09. Liens. GEV shall not, and shall cause each of its Subsidiaries to not, create (or with respect to any Consensual Lien created after the date hereof, permit to exist, other than at the direction of the Sellers Representative) any Consensual Lien upon any of the Subject Parcels or any of the Subject Interests. Promptly upon any officer or director of GEV or any of its Subsidiaries obtaining actual knowledge thereof, and in any event within five (5) Business Days thereafter, the Purchaser shall furnish to the Sellers Representative written notice that any Person proposes to exercise any remedies in respect of any Lien on any of the Subject Parcels or the Subject Interests.

        Section 3.10. Mergers, Acquisitions, Etc. Neither GEV nor the Purchaser shall, directly or indirectly: (a) consolidate with or merge into any Person or permit any Person to consolidate with or merge into it unless the successor to such merger, if other than GEV or the Purchaser, as the case may be, assumes all of its Obligations in writing; (b) sell all or substantially all of its assets unless the purchaser thereof assumes all of its Obligations in writing; provided, however, that any assumption pursuant to clause (a) or (b) shall not relieve GEV or the Purchaser of any liability for any of its Obligations unless such successor, if other than GEV or the Purchaser, or such purchaser, as the case may be, has a consolidated net worth, determined in accordance with GAAP and as set forth in an audited balance sheet as of a date not more than one (1) year prior to the effective date of such transaction, at least equal to the consolidated net worth of GEV determined in accordance with GAAP and as set forth in an audited balance sheet as of a date not more than one (1) year prior to the effective date of such transactions; or (c) dissolve or liquidate.

        Section 3.11. Conflicting Agreements. GEV shall not, and shall cause each of its Subsidiaries to not, enter into any agreement or arrangement, including any financing agreement or arrangement, which precludes or places any material conditions or restrictions on the right of GEV or any of its Subsidiaries to make any payment or Transfer required under the terms of this Agreement.

        Section 3.12. Transactions with Affiliates. GEV shall not, and shall cause each of its Subsidiaries to not, enter into any transaction with any of its Subsidiaries or Affiliates involving any of the Subject Parcels or any of the Subject Interests other than transactions provided for in this Agreement or transactions entered into in the ordinary course of business and upon terms no less favorable than those that GEV or such Subsidiary could obtain in an arms length transaction with a Person that is not a Subsidiary or an Affiliate; provided, however, that for purposes of this Section 3.12, neither Basic

Investments (or its Subsidiaries) nor Victory Valley shall be considered an Affiliate of GEV or any of its Subsidiaries.

        Section 3.13. Notification Regarding Compliance with Covenants. If GEV or any of its Subsidiaries determines that it will be unable to comply with any of the covenants set forth in any of Sections 3.02, 3.03, 3.04, 3.07 and 3.09, because of the insufficiency of funds necessary for such compliance, taking into account the amounts then held in the Contingent Payment Account, or otherwise, GEV or such Subsidiary shall give the Sellers Representative prompt notice thereof, and, in such event, Sellers shall have the right to either pay directly or provide to GEV or such Subsidiary the funds necessary for such compliance. Notwithstanding anything contained in this Agreement or the Purchase Agreement to the contrary, any such funds shall be payable to the Sellers out of the first Revenues thereafter deposited into the Contingent Payment Account.

        Section 3.14. Guaranty. If the Purchaser or any of its Subsidiaries shall default in the due and punctual performance of any of the Obligations or in the full and timely payment of any amounts owed to the Sellers pursuant to this Agreement, GEV shall forthwith perform or cause to be performed such Obligations and shall forthwith make full payment of any amount due with respect thereto at its sole cost and expense. The obligations of GEV under this Section 3.14 shall not be conditioned or contingent upon the pursuit of any remedies against the Purchaser or any of its Subsidiaries or any other Person. To the maximum extent permitted by Law, GEV hereby waives any right, whether legal, equitable, statutory or non-statutory, to require the Sellers to proceed or take any action against, or pursue any remedy with respect to, the Purchaser or any of its Subsidiaries or any other Person before the Sellers may enforce rights against GEV under this Section 3.14; provided, however, that the foregoing shall not be deemed a waiver of any actions, claims or defenses available to GEV, which shall include any actions, claims or defenses that are available to the Purchaser or any of its Subsidiaries in respect of the matter as to which the Sellers seek to enforce rights against GEV under this Section 3.14. Subject to the preceding sentence, the guaranty provided in this Section 3.14 is an absolute, continuing, irrevocable and unconditional guaranty of payment and performance in full of the Obligations. With respect to any of the Obligations to pay money, the guaranty provided in this Section 3.14 shall be a guarantee of payment and not of collection. The Sellers may exercise any and all rights granted to them in this Agreement and the Purchase Agreement without affecting the validity or enforceability of the guaranty provided in this Section 3.14 and the obligations and liabilities of GEV hereunder will not be affected, impaired or released by any extension, waiver or amendment of this Agreement or the Purchase Agreement or any other action which would otherwise release a guarantor from its obligations or liabilities under a guaranty. GEV recognizes that the Sellers are relying upon the guaranty provided in this
Section 3.14 in entering into this Agreement and the Purchase Agreement and further recognizes that such guaranty is a material inducement to the Sellers entering into this Agreement and the Purchase Agreement.

                                  ARTICLE IV

                      Certain Matters Relating to Subject
                         Parcels and Subject Interests

        Section 4.01. Limitations on Obligations. Neither GEV nor any of its Subsidiaries shall have any obligations or duties in respect of the Subject Parcels or the Subject Interests, or in respect of the rights of any Seller therein, other than those obligations expressly set forth in this Agreement, and no implied obligations or duties shall be read into this Agreement or otherwise deemed applicable hereto. Without limiting the generality of the foregoing, neither GEV nor any of its Subsidiaries shall have any obligation or duty (i) to seek to maintain or enhance the value of the Subject Parcels or the Subject Interests, (ii) to improve the Subject Parcels, (iii) except as set forth in Section 3.07, to seek potential purchasers, developers, lessees or other users of any of the Subject Parcels or Subject Interests or to seek to effect any such sale, development, lease or use, (iv) except as set forth in Section 4.03, to effect any Transfer of any of the Subject Parcels or any of the Subject Interests, or (v) to monitor the markets, if any, for any such potential sales, developments, leases or uses or to advise any of the Sellers with respect to such markets, if any.

        Section 4.02. Losses. Except as otherwise provided in this Agreement or the Purchase Agreement, neither GEV nor any of its Subsidiaries shall be liable to any of the Sellers, or to any Person claiming through or under any of the Sellers, on account of any loss to, or diminution or impairment of value of, any of the Subject Parcels, the Subject Interests or the assets or properties of any of the Subject Interests, whether such loss, diminution or impairment arises out of damage to or destruction of any property or assets, actions of any Governmental Authority or any other Person, changes in markets for any of the Subject Parcels or Subject Interests or losses of opportunity with respect to any such markets, or for any other reason, other than any such loss, diminution or impairment that (and only to the extent that) resulted from a material breach by GEV or the Purchaser of any of its obligations under this Agreement or from the gross negligence or wilful misconduct of GEV or any of its Subsidiaries.

        Section 4.03 Transfers of Subject Parcels and Subject Interests. Neither GEV nor the Purchaser shall, and shall cause each of its Subsidiaries to not, Transfer any of the Subject Parcels, any of the Subject Interests or any Non-Cash Proceeds except upon receipt of a written direction of the Sellers Representative (a Transfer Direction ), which shall be in form and scope reasonably satisfactory to the Purchaser. The Purchaser may rely, without any obligation of inquiry of any kind, upon the instructions and information set forth in any Transfer Direction, including information as to the consideration for such Transfer, the Person or Persons to whom such Transfer is to be made and the other terms of such Transfer. Notwithstanding the foregoing provisions, neither GEV nor the Purchaser shall be required to effect a Transfer:

        (i) unless such Transfer constitutes a bona fide sale for fair consideration of Subject Parcels, Subject Interests or Non-Cash Proceeds to a Person or Persons who are not Affiliates of any of the Sellers (unless such Transfer is upon terms no less favorable than those that the Sellers could obtain in an arms length transaction with a Person that is not an Affiliate);

        (ii) if the terms of such Transfer, or of any agreement relating thereto, require that GEV or any of its Subsidiaries assume or undertake any liability or obligation to the Person or Persons to whom such Transfer is to be made (including liabilities relating to environmental matters), other than (A) liabilities that may arise from representations made by the Purchaser with respect to its compliance in all material respects with provisions of this Agreement and (B) warranties as to title, corporate power and authority and other representations and warranties of a legal nature customarily given in similar transactions, but not including (C) representations or warranties as to financial matters, environmental matters or value of assets or properties, it being understood that any such liabilities or obligations in favor of a transferee shall, except for those described in subclauses (A) and (B), be undertaken by or otherwise be the responsibility of the Sellers, except as may be otherwise agreed by GEV, the Purchaser and the Sellers Representative; if the Sellers Representative shall request that GEV or any of its Subsidiaries effect any Transfer on terms which include any liability or obligation in favor of a transferee in addition to those referenced in subclauses (A) and (B), GEV shall, and shall cause each of its Subsidiaries to, negotiate in good faith with the Sellers Representative with respect to appropriate agreements or arrangements with respect thereto, taking into account the facts and conditions existing at such time and the purposes of this Agreement;

        (iii) if the Transfer of such Subject Parcel, or any portion thereof, would leave any parcel of real estate owned by GEV or any of its Subsidiaries as of the date of this Agreement without any means of ingress or egress to such parcel of real estate, or without the benefit of any other right of access, right to pass through or over or similar right (including any utility easement) in respect of the Subject Parcel, or portion thereof, being Transferred, which right in any such case existed as of the date of this Agreement by virtue of the common ownership of such Subject Parcel and such parcel of real estate, unless the terms of the Transfer provide GEV and its Subsidiaries with an express easement for ingress and egress to such parcel of real estate, or for the exercise of any such other right, in substantially the same manner and for substantially the same uses as GEV and its Subsidiaries use such Subject Parcel as of the date of this Agreement, the costs and expenses incurred in connection with the grant of such easement to constitute an Expense;

        (iv) unless, if an Authorized Officer of the Purchaser shall have determined that a Transfer Opinion (or portions of a Transfer Opinion) is necessary or appropriate with respect to such Transfer, the Purchaser shall receive such Transfer Opinion; or

        (v) if the Purchaser shall have determined, acting in good faith and in consultation with counsel and, if appropriate, financial advisors, that such Transfer may constitute a fraudulent conveyance or result in personal liability to the directors of GEV or any of its Subsidiaries under Laws relating to solvency, capital adequacy or dividends.

        Section 4.04. Voting and Actions with Respect to Subject Interests. The Sellers Representative or his designee shall have the right to vote, and the Purchaser hereby grants the Sellers Representative or his designee an irrevocable proxy, coupled with an interest, to vote, on behalf of the Purchaser, on all matters on which stockholders of Basic Investments, or partners of Victory Valley, as the case may be, are entitled to vote, provided that (i) the Sellers Representative or his designee shall consult with the Purchaser prior to casting any such vote, (ii) the right to vote granted pursuant to this Section 4.04 shall not apply to any matter that could reasonably be expected to have a material adverse effect on access of the Purchaser or any of its Subsidiaries to water or power distribution or transmission and (iii) the Sellers Representative or his designee shall not cast any such vote that would adversely affect the Purchaser or any of its Subsidiaries or the transactions contemplated by this Agreement; provided, however, that nothing contained in this Section 4.04 shall prohibit or restrict the ability of the Sellers Representative or his designee to vote the stock of Basic Investments in favor of or otherwise support any sale of the assets, properties and rights of the water transportation systems owned by Basic Water Company, a Nevada corporation. Each of the Sellers further agrees that such Seller will not enter into any agreement or arrangement with Basic Investments or Victory Valley or the Affiliates of either, or with holders of interests in any thereof, that would be inconsistent with the terms of this Agreement and the rights of GEV and its Subsidiaries hereunder.

        Section 4.05. Indemnification by Sellers. Subject to Section 4.05(b), the Sellers, severally in proportion to their respective Ownership Interests, hereby agree to indemnify, defend and hold harmless GEV, the Purchaser and each of their Subsidiaries, Affiliates, agents, successors, executors, personal representatives and assigns (collectively the GEV Indemnified Persons ) from and against any and all losses, costs, liabilities, expenses (including reasonable attorneys and experts fees), judgments, claims or damages (collectively Losses ) arising out of or resulting from:

        (i) the execution and delivery of this Agreement and any documents delivered pursuant hereto, the creation of the Contingent Payment Account and the other arrangements established hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby (including taxes (as provided for and subject to any limitations provided for in paragraph (b) of the definition of the term Expenses ) and any payment or Transfer hereunder); provided, however, that such Losses were incurred in connection with the execution and delivery of this Agreement or in connection with the performance by GEV or any of its Subsidiaries of any of its obligations hereunder and, provided further, that the indemnity provided pursuant to this Section 4.05 shall not apply to any Losses which constitute fees, costs and expenses incurred by GEV or any of its Subsidiaries for services rendered prior to the date of this Agreement;

        (ii) ownership by the Purchaser or any of its Subsidiaries of any of the Subject Parcels or any of the Subject Interests, excluding Losses arising out of or resulting from violations of Environmental Laws or from the presence or Release of any Hazardous Materials in, on or under any of the Subject Parcels or any of the property or assets of the Subject Interests; or

        (iii) any claim, litigation, investigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, whether or not any GEV Indemnified Person is a party thereto, but only to the extent that the Sellers have indemnification obligations in respect of the matter in question pursuant to clause (i) or (ii) above;

provided, however, that such indemnity shall not apply to any Losses that resulted from a material breach by GEV or the Purchaser of its obligations under this Agreement or from the gross negligence or willful misconduct of any GEV Indemnified Person.

        (b) Notwithstanding anything contained in this Agreement or the Purchase Agreement to the contrary, the Subject Parcels, the Subject Interests and the balance, if any, in the Contingent Payment Account shall be utilized to satisfy any and all Losses then payable for which (i) the GEV Indemnified Persons are entitled to indemnification hereunder or (ii) the GEV Purchase Agreement Indemnified Persons are entitled to indemnification for any Seller CPA Property Environmental Matter pursuant to Section 9.1(a) of the Purchase Agreement, prior to being utilized to satisfy any other indemnification obligations of the Sellers then payable under the Purchase Agreement; provided, however, that the foregoing shall not restrict in any way the right of the Sellers to have withdrawals from the Contingent Payment Account made and disbursed to them in reimbursement of any costs or expenses incurred by the Sellers for which the Sellers are entitled to be reimbursed from funds in the Contingent Payment Account pursuant to the terms of this Agreement or the Purchase Agreement.

        Section 4.06. Indemnification by GEV and the Purchaser. GEV and the Purchaser, jointly and severally, agree to indemnify, defend and hold harmless the Sellers and each of their respective Affiliates, agents, successors, executors, personal representatives and assigns (collectively the
 Seller Indemnified Persons ) from and against any and all losses arising out of, or resulting from:

           (i) a material breach by GEV or the Purchaser of its obligations under this Agreement;

           (ii) the gross negligence or wilful misconduct of any GEV Indemnified Person in respect of its obligations under this Agreement; or

           (iii) any claim, litigation, investigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, whether or not any Seller Indemnified Persons is a party thereto, but only to the extent that GEV or the Purchaser has indemnification obligations in respect of the matter in question pursuant to clause (i) or (ii) above.

        Section 4.07. Procedures in Respect of Indemnification. Within a reasonable period of time after a GEV Indemnified Person or a Seller Indemnified Person receives actual notice of any claim or the commencement of any action covered by Section 4.05 or 4.06, as the case may be (such GEV Indemnified Person or Seller Indemnified Person, as the case may be, being referred to in this Section 4.07 as the Indemnified Person ), the Indemnified Person shall, if a claim in respect thereof is to be made against the Sellers or against GEV and the Purchaser pursuant to Section 4.05 or 4.06, as the case may be (the Sellers or GEV and the Purchaser, as the case may be, being referred to in this Section 4.07 as the Indemnifying Person ), notify the Indemnified Person in writing of such claim or action; provided however, that the failure so to notify the Indemnified Person shall not relive the Indemnifying Person from any liability which it may have to the Indemnified Person pursuant to Section 4.05 or 4.06, as the case may be, except to the extent of material detriment suffered by the Indemnifying Person as a result of such failure. With respect to any claim or action brought against the Indemnified Person, and for which a claim in respect thereof is to be made against the Indemnifying Person pursuant to Section 4.05 or 4.06, the Indemnifying Person shall be entitled to be consulted by the Indemnified Person, to the extent it reasonably requests, in respect of the defense of such claim or action. The Indemnifying Person and the Indemnified Person shall cooperate in the defense of any such claim or action, including making its officers, directors, employees and books and records available for use in such claim or action, and shall take those actions reasonably within their power which are reasonably necessary to preserve any legal defenses to such matters. If any such claim or action shall be brought against the Indemnified Person, the Indemnifying Person shall be entitled to participate in or assume, within a reasonable period of time, the defense thereof with counsel reasonably satisfactory to the Indemnified Person. If the Indemnifying Person shall assume the defense of such claim or action, the Indemnified Person shall nonetheless have the right to employ counsel to represent it; provided, however, that the fees and expenses of such counsel shall be paid by the Indemnified Person. Notwithstanding any provision hereof to the contrary, no consent order shall be entered into or claim or action settled unless the Indemnified Person has given its prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnified Person shall consent to any settlement, compromise or discharge of such claim that the Indemnifying Person may recommend that by its terms fully releases, indemnifies and holds harmless the Indemnified Person from any further claims with respect to the matters giving rise to such claim. If the Indemnifying Person recommends a settlement which satisfies the requirements of the preceding sentence but which settlement is not approved by the Indemnified Person (and the Indemnifying Person elects not to contest whether such approval was unreasonably withheld), then all Losses incurred in excess of the proposed settlement amount shall be for the account of the

Indemnified Person, which shall, as to such excess amount, indemnify and hold harmless the Indemnifying Person with respect thereto. The Indemnifying Person agrees that it will reimburse each Indemnified Person for all reasonable expenses (including reasonable counsel fees) for which the Indemnified Person is entitled to be indemnified hereunder as they are incurred by such Indemnified Person. Notwithstanding anything contained herein or in the Purchase Agreement to the contrary: (a) in the event that, pursuant to this Section 4.07, the Sellers assume the defense of any pending or threatened action, claim or proceeding, the Sellers shall be entitled to be paid funds from the Contingent Payment Account in reimbursement of reasonable costs and expenses (including reasonable counsel fees) incurred in connection with investigating, preparing or defending any pending or threatened claim or proceeding, as and when such costs and expenses are incurred; and (b) the indemnification obligations of the parties pursuant to this Agreement shall be for Losses determined (i) on an after tax basis to the extent that such taxes are accrued in the same quarter as such Losses are incurred, (ii) an after insurance basis (to the extent of actual claims paid) and (iii) net of all amounts received from any other third party responsible in whole or in part for the indemnified Losses. With respect to any Loss paid pursuant to the terms of this Agreement for which the Indemnified Person subsequently receives payments of the nature contemplated in the foregoing clause (ii) and (iii), such Indemnified Person shall promptly pay to the Indemnifying Person an amount equal to the amount of any such payments.

        Section 4.08. Environmental Matters. Notwithstanding any of the provisions of this Agreement to the contrary, Sections 4.05, 4.06 and 4.07 shall not apply to Losses, or to indemnification obligations or proceedings in respect thereof, to which Article IX of the Purchase Agreement is applicable.

        Section 4.09. Conflicts. In the event of any conflict between the terms and provisions of Sections 4.05, 4.06 or 4.07 and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall prevail; provided, however, that, subject to Section 4.08, the foregoing shall not result in the application to the provisions of this Agreement of any provision of the Purchase Agreement that is not expressly contained herein.


                                   ARTICLE V

                                  Termination

        Section 5.01. Termination. This Agreement shall continue in effect until the earlier of: (a) the execution by the parties of a writing providing for such termination; (b) the time as of which (i) GEV and its Subsidiaries cease to own any of the Subject Parcels or any of the Subject Interests or any Non-Cash Revenues and (ii) the balance of the Contingent Payment Account is zero; and (c) the expiration of twenty (20) years from the date of this Agreement.

        Section 5.02.   Effect of Termination.  Upon any termination of this
Agreement: (a) any of the Subject Parcels, any of the Subject Interests and any Non-Cash Revenues owned by GEV or any of its Subsidiaries on the date of such termination shall thereafter be free from the terms and provisions of this Agreement and (i) GEV and its Subsidiaries shall thereafter be entitled to any and all Revenues thereafter arising out of or resulting from such Subject Parcels, Subject Interests and Non-Cash Revenues, and (ii) the Sellers shall not be responsible or otherwise accountable for any Expenses thereafter arising out of or resulting from such Subject Parcels, Subject Interests and Non-Cash Revenues; (b) the indemnification provisions of this Agreement shall expire; and (c) any funds in the Contingent Payment Account shall be disbursed as provided in the Purchase Agreement; provided, however, that such termination shall not terminate or otherwise affect the obligations of any Indemnifying Person with respect to any Losses for which an Indemnified Person has delivered a notice to the Indemnifying Person of any claim or action prior to the time of termination in accordance with the procedures set forth in
Section 4.07 hereof, which notice will preserve such claims as have accrued and are set forth therein until such claims are liquidated or otherwise finally resolved. The termination of this Agreement shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants or agreements of this Agreement prior to the termination hereof.


                                  ARTICLE VI

                                 Miscellaneous

        Section 6.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmission or overnight courier service to the parties at the following addresses or facsimile numbers:

        If to GEV or the Purchaser:

        GEV Corporation
        165 Main Street
        Greenwich, Connecticut  06830
        Attention: Chairman of the Board
        Fax:  (203) 629-8554

        With copies to:

        Interlaken Capital, Inc.
        165 Mason Street  Greenwich, Connecticut 06830
        Attention: William L. Mahone, Esq.
        Fax:  (203) 629-8554

        and

        Willkie Farr and Gallagher
        One Citicorp Center
        153 East 53rd Street
        New York, New York  10022-4669
        Attention:  Cornelius T. Finnegan, III, Esq.
        Fax:  (212) 821-8111

        If to any Seller or Sellers Representative, to the addresses set forth on Schedule 1;

        With copies to:

        Andrews & Kurth L.L.P.
        4200 Texas Commerce Tower
        Houston, Texas 77002
        Attention:  John T. Cabaniss
        Fax:  (713) 220-4285

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the other parties, and such notice or communication shall be deemed to have been given or made as of the date so delivered or three (3) Business Days after mailing. No change in any of such addresses shall be effective insofar as notices under this Section 6.01 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to the other party hereto as provided in this Section 6.01.

        Section 6.02. Expenses. Notwithstanding anything contained in this Agreement or the Purchase Agreement to the contrary, if any party hereto commences an action against any other party or parties to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its costs, expenses and losses, including reasonable attorneys fees, incurred in connection with the prosecution or defense of such action, from the losing party. In the case of matters that are submitted to arbitration pursuant to Section 6.08, a party shall be entitled to recover its costs, expenses or losses incurred in connection with such arbitration to the extent, if any, determined by the arbitrator or arbitrators.

        Section 6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors; provided, however, that (i) except as permitted by Section 3.10, neither GEV nor the Purchaser may assign or transfer any of its rights or obligations hereunder without the prior written consent of Sellers holding a Majority Interest and (ii) none of the Sellers may transfer any of its rights or obligations hereunder except as provided in the following sentence. A Seller may:

        (A) assign its rights to receive payments hereunder (but no other rights hereunder) to any Person, provided that (x) such Seller shall have given the Purchaser at least ten (10) days prior notice of such assignment, specifying the name, address and taxpayer identification number of such Person, and (y) to the extent reasonably requested by an Authorized Officer of the Purchaser, such Seller shall have delivered to the Purchaser a Transfer Opinion with respect to such assignment; and

        (B) a Seller may Transfer all (but not less than all) of its rights hereunder to any Person that is not a competitor of the Purchaser or any of its Subsidiaries, or an Affiliate of such competitor;

provided, however, that (1) the provisions of clauses (A) and (B) above shall not be deemed to restrict a Transfer by will or pursuant to the laws of descent or distribution and (2) no Transfer made pursuant to clause (A) or (B) above shall relieve the Transferring Seller from any of its obligations under this Agreement or the Purchase Agreement.

        Section 6.04. Remedies. The parties hereto shall have such rights and remedies as shall be available at law or in equity in respect of this Agreement; provided, however, that each of the parties hereto hereby waives any right to seek termination or rescission of this Agreement, provided that such waiver shall not limit the ability of any party to seek damages for any breach by any other party of its obligations under this Agreement or to seek to enforce specifically the obligations of any other party.

        Section 6.05. No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between or among any of the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand.

        Section 6.06. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the internal Laws of the State of Delaware without giving effect to the conflict of law principles thereof.

        Section 6.07. Submission to Jurisdiction. Each of the parties hereby : (a) irrevocably submits to the non-exclusive personal jurisdiction of any Delaware state or federal court sitting in Wilmington, Delaware over any action or proceeding arising out of or relating to this Agreement, and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Delaware state or federal court sitting in Wilmington, Delaware and any claim that any such proceeding brought in such state or federal court has been brought in an inconvenient forum; provided, however, that nothing in this Section 6.07 is intended to waive the right of any party hereto to remove any such action or proceeding commenced in any such Delaware state court to federal court sitting in Wilmington, Delaware to the extent the basis for such removal exists under applicable Law. Service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing by certified mail a copy of such process to the applicable party at the address for notices provided for herein. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 6.07 shall affect the right of any party to serve legal process in any other manner permitted by Law or affect the right of any party to bring any action or proceeding against another party or any of its assets or properties in the courts of any other jurisdiction.

        Section 6.08. Arbitration. Upon the demand of any party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of the arbitration provisions contained on Exhibit D attached hereto and incorporated herein for all purposes. A Dispute shall include any dispute, claim or controversy relating to the nature or amount of any Revenue or Expense (except an Expense referred to in paragraph (b) or (h) of the definition of Expenses herein), any question as to whether any item constitutes a Revenue or Expense (except as aforesaid) or any matter arising under Section 2.02 hereof; provided, however, that notwithstanding the foregoing, Disputes relating to environmental matters shall be resolved in accordance with the provisions of the Purchase Agreement. Any party to this Agreement may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring any action in court to compel arbitration of any Dispute. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute.

        Section 6.09. Sellers Representative. Except as otherwise expressly provided herein, all actions required or permitted to be taken by the Sellers hereunder shall be deemed taken for all purposes hereof if taken by the Sellers Representative, provided that the forgoing provision is not intended to relieve any Seller from it obligations under Section 4.05 or 4.07. Any agreement, instrument, certification or notice executed by the Sellers Representative shall constitute conclusive evidence of actions by the Sellers hereunder, and each Seller hereby irrevocably agrees that neither GEV nor any of its Subsidiaries shall have any obligation to make any inquiry in respect of any such agreement, instrument, certification or notice or of the actions provided for therein or shall have any liability to any Seller in respect of actions taken or not taken by GEV or any of its Subsidiaries in respect of matters that are the subject of such agreement, instrument, certification or notice.

        Section 6.10. No Third Party Rights. Except as otherwise specifically provided herein, nothing in this Agreement shall be deemed to create any right in any creditor or other Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

        Section 6.11. Further Documents. All parties agree to execute any and all documents, and to perform any and all other acts, reasonably necessary to accomplish the purposes of this Agreement, including the furnishing of releases and evidence of payment.

        Section 6.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        Section 6.13. Headings Descriptive. The headings of the several Articles, Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        Section 6.14. Amendment and Waiver. No amendment or waiver of any provision of this Agreement, or consent to any departure by a party herefrom, shall in any event be effective unless the same shall be in writing and signed by GEV, the Purchaser, the Sellers Representative and Sellers holding a Majority Interest, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 6.15. Separability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, this Agreement shall be construed in a manner so as to effect the purposes hereof and, to the extent consistent with such purposes, to the end that such declaration will not have the effect of invalidating or voiding the remainder of this Agreement.

        Section 6.16. Final Agreement. This Agreement and the Purchase Agreement contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements, arrangements and understandings between the parties hereto, whether written, oral or otherwise.

        Section 6.17. Certain Beneficial Owners. In recognition of the fact that, for estate planning and other personal reasons, the equity interests in Pioneer owned of record by the Kiowa Estate Trust, the Senora Trust, the Huckabay 1987 Trust and the April 26, 1988 Clawson Living Trust were transferred thereto by or at the direction of Richard C. Kellogg, Jr., Frans J.G. Speets, D.A. Huckabay and Carl F. Clawson, respectively (each, a
 Grantor ), each Grantor agrees to be jointly and severally liable with the trust established by or at the direction of such Grantor for all purposes for which a Seller may be liable pursuant to the terms of this Agreement, including without limitation, Section 4.05 and Section 4.07 hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated herein.


GEV CORPORATION                       PIONEER AMERICAS
                                     ACQUISITION COMPANY


By: /s/ Joshua A. Polan              By: /s/ Joshua A. Polan
Printed Name: Joshua A. Polan        Printed Name: Joshua A. Polan

Title:                             Title:


/s/ Richard C. Kellogg, Jr.          /s/ Frans G.J. Speets
Richard C. Kellogg, Jr., as          Frans G. J. Speets, as provided
provided in Section 6.17 and         in Section 6.17 and individually
individually


/s/ D.A. Huckabay                    /s/ Carl F. Clawson
D. A. Huckabay, as                   Carl F. Clawson, as
provided in Section 6.17             provided in Section 6.17


HUCKABAY 1987 TRUST                1988 CLAWSON LIVING TRUST


By: /s/ Durward Huckabay             By: /s/ Carl F. Clawson
    Durward Huckabay, as Trustee         Carl F. Clawson, as
                                           Trustee


KIOWA ESTATE TRUST                 SONORA TRUST

By:  Southpac Trust International  By:  Southpac Trust International,
       Inc., as Trustee                   Inc., as Trustee


    By: /s/ L.M. Corvette              By: /s/ Simon Weil
    Printed Name: L.M. Corvette        Printed Name: Simon Weil
    Title: Authorized Signatory        Title: Authorized Signatory

R. J. SHOPF KEOGH PLAN



By: /s/ R.J. Shopf                   /s/ Paul J. Kienholz
Printed Name: R.J. Shopf             Paul J. Kienholz, individually



/s/ Benny L. Bennett                 /s/ James E. Glattly
Benny L. Bennett, individually       James E. Glattly, individually



/s/ Deborah N. Adams                 /s/ George T. Henning, Jr.
Deborah N. Adams, individually       George T. Henning, Jr., individually



/s/ Verrill Norwood                  /s/ Raymond Bart
Verrill Norwood, individually        Raymond Bart, individually



/s/ Julie Johnson                    /s/ Kennith C. Hewitt
Julie Johnson, individually          Kennith C. Hewitt, individually



/s/ William M. Ashman                /s/ Joan Gaines
William M. Ashman, individually      Joan Gaines, individually


THE BOARD OF REGENTS OF
THE UNIVERSITY OF
   WASHINGTON


By: /s/ Tallman Trask III
Printed Name: Tallman Trask III
Title:

    Exhibits A, B and C provided separately.

                                  EXHIBIT  D

                            Arbitration Provisions

        (a) All Disputes between the parties submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (the AAA ) in accordance with, and in the following order of priority: (i) the terms of these arbitration provisions; (ii) the Commercial Arbitration Rules of the AAA; (iii) the Federal Arbitration Act (Title 9 of the United States Code); and (iv) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Delaware.
The validity and enforceability of these arbitration provisions shall be determined in accordance with this same order of priority. In the event of any inconsistency between these arbitration provisions and such rules and statutes, these arbitration provisions shall control. Judgment upon any award rendered hereunder shall be entered in any court having jurisdiction.

        (b) In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable Persons, jointly or severally, or against one or more of them, less than all, without impairing rights against other liable Persons. Nor shall a party be required to join the principal obligor or any other liable Persons (e.g., sureties or guarantors) in any proceeding against a particular Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing rights to proceed against any Persons not so released.

        (c) All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with these arbitration provisions.

        (d) Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss.
Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $1,000,000, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required to make specific, written findings of fact, and shall have authority to render an award up to but not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $1,000,000, shall be decided by a majority vote of a panel of three (3) arbitrators (an Arbitration Panel ), the determination of any two (2) of the three (3) arbitrators constituting the determination of the Arbitration Panel; provided, however, that all three (3) arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of these arbitration provisions and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law, and in such proceedings before an Arbitration Panel only, the parties shall have the additional right to seek vacation or modification of any award of an Arbitration Panel that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to a Federal or State Court of Appeals, following the entry of judgment on the award in Federal or State District Court, as appropriate. For these purposes, the award and judgment entered by the Federal or State District Court shall be considered to be the same as the award and judgment of the Arbitration Panel. All requirements applicable to appeals from any Federal or State District Court judgment shall be applicable to appeals from judgments entered on decisions rendered by Arbitration Panels. The Appellate Courts shall have the power and authority to vacate or modify an award based upon a determination that there has been an incorrect or erroneous ruling of law. The Appellate Court shall also have the power to reverse and/or remand the decision of an Arbitration Panel. Subject to the foregoing, the determination of an arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

        (e) To the maximum extent practicable, the AAA, the arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within one hundred eighty (180) days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted at one of the following locations in the State of Delaware agreed to in writing by the parties or, in the absence of such agreement, selected by the AAA: (i) Wilmington; or (ii) Dover. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure and applicable law. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. The provisions of these arbitration provisions shall survive any termination, amendment or expiration of this Agreement, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys fees, administrative fees and arbitrators fees) to the prevailing party or, if no clear prevailing party, as the arbitrator (or Arbitration Panel, if applicable) shall deem just and equitable. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable law.